Exhibit 10.10

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”), effective as of the date of execution, is entered into by and between Up North Plastics, Inc. (“Up North”), having a business address of 9480 Jamaica Ave. S. Cottage Grove, Minnesota 55016, on the one hand and Ag-Bag International Limited (“Ag-Bag”), having a business address of 2320 S.E. Ag-Bag Lane, Warrenton, Oregon 97146, on the other hand (hereinafter collectively “the Parties”).

WHEREAS, the Parties entered into a Letter of Intent on February 27, 2004, and amended the same on May 5, 2004 (the “LOI”).

WHEREAS, Up North has filed a lawsuit against Ag-Bag styled Up North Plastics, Inc. v. Ag-Bag International Limited, Civil Action No. 304-CV-1946-L, pending in the United States District Court for the Northern District of Texas, Dallas Division, alleging that Ag-Bag has breached the LOI (the “Lawsuit”).

WHEREAS, Ag-Bag denies any allegations by Up North that Ag-Bag has breached the LOI.

WHEREAS, the Parties entered into a Supply Agreement executed on December 20, 1991 that was subsequently modified by addenda or amendments dated June 19, 1992; February 1, 1993; November 17, 1993; December 20, 1995, and February 2, 2000 (the Supply Agreement and all of its addenda and amendments are hereinafter collectively referred to as the “Supply Agreement”).

WHEREAS, Up North has initiated arbitration against Ag-Bag, in the State of Minnesota, alleging, inter alia, that Ag-Bag has breached and repudiated the Supply Agreement, and that said actions have resulted in damages to Up North, including but not limited to damages to its reputation, styled as Up North Plastics, Inc., Claimant v. Ag-Bag International Limited, Respondent, pending before the American Arbitration Association, Case No. 65 181 Y 00441 04 (the “Arbitration”).

WHEREAS, Ag-Bag denies any allegations by Up North that Ag-Bag has breached or repudiated the Supply Agreement.

WHEREAS, the Parties wish to avoid the uncertainty, risks and expense of further litigation and/or arbitration and seek a resolution and settlement of the Lawsuit and the Arbitration described above.

NOW, THEREFORE, in accordance with the foregoing recitals, and in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Preamble: The preceding recitals are incorporated herein by reference.

2.          Payment: Within (5) days of execution of this Agreement, Ag-Bag will pay Up North FOUR HUNDRED THOUSAND and 00/100 (USD) ($400,000). Ag-Bag will make a single payment of this amount by wire transfer using the following wire transactions instructions:

	Bank of America – Dallas, Texas	ABA#111000025
	For Credit to: Up North Plastics, Inc.	Account No. 004776637884
3.	Ending the Lawsuit and Arbitration:

(a)        Within five (5) business days of receipt by North of the payment called for in paragraph 2 above, the Parties will file in the Lawsuit an Agreed Motion to Dismiss the Lawsuit with prejudice. The agreed motion and order shall also state, and the Parties agree, that each Party shall bear its own attorneys’ fees, expenses, and costs.

(b)        With in five (5) business days of receipt by Up North of the payment called for in paragraph 2 above, the Parties will file in the Arbitration an Agreed Motion to Dismiss the Arbitration with Prejudice, together with an agreed order to dismiss the Arbitration with prejudice. The agreed motion and order shall also state, and the Parties agree, that each Party shall bear its own attorneys’ fees and expenses, and the Arbitration costs and fees shall be shared equally by the Parties.

(c)        Subject to prior receipt of the payment set forth in Paragraph 2 above, Up North releases, acquits, and forever discharges Ag-Bag and its shareholders, directors, officers, parent and subsidiary entities, representatives, successors, assignees, employees of and from any claims that were, or reasonably could have been, asserted by Up North against Ag-Bag in the Lawsuit and/or the Arbitration. The Parties agree that the foregoing release shall apply to any subsequent purchaser of any of Ag-Bag’s assets (including Ag-Bag’s corporate shell), BUT THIS RELEASE DOES NOT APPLY TO, AND SHALL NOT BE CONSTRUED TO APPLY TO, MILLER-ST. NAZIANZ, ANY ORGANIZATION IN PRIVITY WITH MILLER ST. NAZIANZ, AND/OR ANY OFFICER EMPLOYEE AND/OR SHAREHOLDER OF MILLER-ST .NAZIANZ, INCLUDING, BUT NOT LIMITED TO, JOHN MILLER, REGARDLESS OF ANY PURCHASE(S) OF ANY OF AG-BAG’S ASSETS, (INCLUDING AG-BAG’S CORPORATE SHELL) THAT HAVE BEEN MADE OR MAY IN THE FUTRE BE MADE BY MILLER-ST. NAZIANZ, ANY ORGANIZATION IN PRIVITY WITH MILLER-ST. NAZIANZAND/OR ANY OFFICER, EMPLOYEE AND/OR SHAREHOLDER OF MILLER-ST. NAZIANZ (INCLUDING BUT NOT LIMITED TO JOHN MILLER).

(d)        Ag-Bag hereby releases, acquits, and forever discharges Up North and its shareholders, directors, officers, parent and subsidiary entities, representative, successors, assignees, employees of and from any claims that were, or reasonably could have been, asserted by Ag-Bag against Up North in the Lawsuit and/or the Arbitration.

(e)        NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES HEREBY AGREE AND ACKNOWLEDGE THAT UP NORTH CURRENTLY HAS CLAIMS PENDING IN MINNESOTA AGAIN MILLER-ST. NAZIANZ, INC., AND THAT IT IS THE INTENTIONS OF THE PARTIES THAT NOTHING IN THIS SETTLEMENT AGREEMENT BE CONSTRUED TO RELEASE MILLER ST. NAZIANZ, INC. FROM ANY CLAIMS THAT UP NORTH HAS BROUGHT, OR COULD BRING, OR DAMAGES SOUGHT FROM OT THAT UP NORTH COULD SEEK AGAINST MILLER-ST. NAZIANZ, INC., INCLUDING WITHOUT LIMITATION, THE LAWSUIT STYLED AS UP NORTH PLASTICS, INC. v. MILLER ST. NAZIANZ, INC., CASE NO. 05-116DSDSRN, PENDING IN UNITED STATES DISTRICT COURT FOR THE THIRD DIVISION DISTRICT OF MINNESOTA.

4.          Availability and Future Actions Regarding the Supply Agreement: Ag-Bag agrees that it will not, either acting alone or as a party with others, assert a claim, demand, or cause of action challenging the validity of the enforceability of the Supply Agreement in any forum, nor voluntary and materially assist any third party to do so. Additionally, Ag-Bag will make itself and its officers (including Larry Inman and Mike Wallis) available for discovery purposes and trial in connection with any claim that Up North now has, or may in the future have, against Miller-St. Nazianz, including but not limited to the dispute pending in the United States District Court, District of Minnesota, Third Division, Case No. 05cv116. Ag-Bag shall also utilize its best efforts to make Mike Schoville available for discovery purposes and trial in connection with any claim that Up North may now have, or in the future may have, against Miller-St. Nazianz, including, but not limited to the dispute pending in the United States District Court, District of Minnesota, Third Division, Case No. 05cv116.

5.          Binding on Parties Successors: This Agreement shall be biding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.          Counterparts and Facsimiles: This Agreement (including and exhibits thereto) may be executed in counterparts and each Party may execute a counterpart which, when executed and delivered, shall be deemed to be an original; all counterparts taken together shall constitute but one and the same instrument. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of a party to terms hereof.

7.          Dispute Resolution. Any dispute between the Parties relating to this Agreement and/or the interpretation of this Agreement shall be submitted to binding arbitration in the State of Minnesota. Said arbitration will be administered by the America Arbitration Association, and a three arbitrator panel shall preside over the arbitration. Each party will select one arbitrator and the two selected arbitrators shall agree upon the appointment of a third arbitrator. The decision of the three-arbitrator tribunal shall be final and biding on the Parties and not appealable in any court of law or other arbitration proceeding.

IN WITNESS WHEREOF, this Agreement is executed as indicated below:

Up North Plastics, Inc., a Minnesota corporation

By: /s/ Steven G. Ross
Name: Steven G. Ross
Title: President
Date:	2/9/05

Ag-Bag International Limited, a New York corporation

By: /s/ Larry Inman
Name: Larry Inman
Title: President, Chairman of the Board
Date:	2/9/05